SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 20, 2006
ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:	(253) 205-3000

________________________________

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2006, the Board of Directors (the “Board”) of Zones, Inc. (the “Company”), amended the compensation policy for non-employee directors to reduce the quarterly fee for members of the Strategic Matters Committee to $6,250 per quarter. Additionally, the Section 162(m) Committee was disbanded and its functions assumed by the Compensation Committee. A summary of the composition of the Board’s committees and fees for Board committee service is furnished as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On March 20, 2006, the Board amended the Company’s Bylaws to decrease the number of directors from six to five. The amendment will be effective as of the 2006 Annual Shareholders Meeting to be held on April 27, 2006. The text of the amendment is furnished as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1, Summary of Zones, Inc Board Meeting Fees and Basic Compensation
Exhibit 99.2, Text of the Amendment to the Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: March 23, 2006	/s/ RONALD P. MCFADDEN

	By:	Ronald P. McFadden
	Its:	Secretary and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Summary of Zones, Inc Board Meeting Fees and Basic Compensation
99.2	Text of the Amendment to the Amended and Restated Bylaws